Exhibit 10.3

This Note and the Ordinary Shares into which it may be converted (collectively, the “Securities”) have not been and will not be registered under the US Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons unless the Securities are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. Each Payee must agree that, except as permitted by the Purchase Agreement pursuant to which the original Payee acquired this Note, it will not offer, sell or deliver the Securities (a) as part of its distribution at any time or (b) otherwise until six months after the later of the commencement of the offering or business combination contemplated in the Purchase Agreement and the closing date thereof, within the United States or to, or for the account or benefit of, U.S. persons and it will have sent to each broker-dealer to which it sells Securities in reliance on Regulation D during such six-month period, a confirmation or other notice detailing the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them by Regulation D under the Securities Act. Hedging transactions involving the Securities may not be conducted unless in compliance with the Securities Act.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $40,000,000	Dated as of January , 2025

ATLASCLEAR HOLDINGS, INC., a Delaware corporation (the “Company”, or “Maker”), with offices at 2203 N. Lois Ave., Suite 814, Tampa, Florida 33607, United States, promises to pay to the order of HANIRE, LLC, a Delaware limited liability company, or its registered assigns or successors in interest (the “Payee” or “Holder”), or order, the principal sum of up to FORTY MILLION AND NO/100 DOLLARS ($40,000,000 USD) in lawful money, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note was issued by Maker to the original Payee pursuant to a Securities Purchase Agreement of even date herewith by and among Maker and such original Payee (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning assigned in the Purchase Agreement.

1.                   Principal. Unless earlier converted pursuant to Section 5 below, the outstanding principal balance of this Note together with all accrued but unpaid interest shall be payable by the Maker on January 31, 2028 (the “Maturity Date”). The initial draw shall be Five Million Dollars ($5,000,000) (“Initial Draw”), to be funded as of the date hereof, with the remaining balance to be drawn upon as provided in Section 4 (and disbursed in accordance with the Purchase Agreement). The outstanding principal and accrued and unpaid interest may be prepaid in full, but not in part, at any time without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.                   Interest. Simple interest shall accrue at a rate of 12.0% per annum on the unpaid principal balance of this Note following the Initial Draw. Interest shall be due and payable commencing three (3) months after the Initial Draw and thereafter quarterly each year with all accrued and previously unpaid interest due and owing on the Maturity Date.

3.                   Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, then to the payment of accrued and unpaid interest and finally to the reduction of the unpaid principal balance of this Note.

4.                   Additional Advances. (a) The Company shall be entitled to make three additional draws under this Note, subject to the terms and conditions set forth in Section 4(f).

(b) The Company shall be entitled to make a second draw in the amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) upon securing a settlement of amounts outstanding to the previous owners of Wilson-Davis (the “Second Draw”);

(c) The Company shall be entitled to make a third draw in the amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) at the time the Company files a quarterly report on Form 10-Q or annual report on Form 10-K that shows that the Company has achieved positive net income on a consolidated basis in the most recent reporting period (the “Third Draw”);

(d) The Company shall be entitled to make a fourth draw in the amount of Fifteen Million Dollars ($15,000,000) at the time the Company receives approval from all appropriate regulatory authorities to acquire Commercial Bancorp of Wyoming (the “Fourth Draw”).

(e) The Company may make the Second Draw, Third Draw or Fourth Draw in any order, regardless of whether a prior draw has been made and regardless of whether the Note shall have been converted pursuant to Section 5, and at any time after condition specified for the related draw has been met as well as any conditions set forth in Section 4(f).

(f) At the time of each subsequent draw, (i) all of the representations and warranties of the Company contained in the Purchase Agreement shall be true and correct in all material respects, subject to appropriate adjustments to update any of such representations and warranties, (ii) the Company shall deliver all documents required to be delivered at the Closing pursuant to Sections 6(h) and 6(i) of the Purchase Agreement, (iii) the Maturity Date shall not have occurred and (iv) there shall be no Default or Event of Default continuing under this Note.

(g) Upon each draw, the outstanding principal balance of the Note shall be automatically increased and interest shall accrue on the new amount outstanding.

5.                   Conversion. At the option solely of the Payee at any time after the Company receives stockholder approval for the issuance of the Conversion Shares and the Conversion Shares shall be approved for listing by the NYSE American, and before the Maturity Date, the unpaid principal amount of this Note plus all accrued and unpaid interest shall be convertible into shares of Common Stock of the Company (the “Conversion Shares”), on the terms and conditions set forth in this Section 5.

(a)                Conversion Right. Subject to the provisions of Section 5(d), at any time or times on or after the date of issuance of this Note, the Payee shall be entitled to convert any portion of the outstanding and unpaid principal amount of this Note which is an integer multiple of the Conversion Price, into Conversion Shares in accordance with Section 5(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of an Ordinary Share upon any conversion, such that the number of Conversion Shares will be rounded down to the whole number of Conversion Shares. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Conversion Shares upon conversion of any Conversion Amount. Interest shall cease to accrue on the Conversion Amount on the date that the Payee delivers the Conversion Notice to the Company, and all accrued and unpaid interest on the Conversion Amount as of such date shall be paid by the Company in cash at the next regular interest payment date set forth in Section 2 above.

(b)                 Conversion Rate. The number of Conversion Shares issuable upon conversion of any Conversion Amount pursuant to Section 5(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

i.                        “Conversion Amount” means the portion of the principal amount and any accrued and unpaid interest of this note to be converted with respect to which this determination is being made.

ii.                      “Conversion Price” means initially that this Note will be convertible into such shares at a conversion price per share at forty percent (40%) below the arithmetic average of the daily volume-weighted average price of the Common Stock for the twenty (20) consecutive trading days ending on, and including, the trading day immediately prior to the date of the applicable conversion, subject to adjustment pursuant to Section 5(d) below.

iii.                     “Business Day” means any other day than a Saturday, Sunday or a day on which commercial Banks in New York City, USA are closed.

(c)                Mechanics of Conversion

i.                        Conversion at the Option of the Payee. To convert this Note into Common Stock, the Payee shall deliver to the Company in accordance with the requirements for delivery of notice pursuant to the Purchase Agreement a duly completed and executed notice of conversion in the form attached hereto and incorporated herein as Exhibit I (each, a “Conversion Notice”). The “Conversion Date” is the date the Payee sends the Conversion Notice to the Company in accordance with the notice provision of the Purchase Agreement.

a.                   If the Common Stock is not listed for trading on any securities exchange, within two (2) Trading Days after the Company’s receipt of the Conversion Notice, the Company will deliver to the Payee a certificate for the shares of Common Stock issuable upon conversion of the Note.

b.                   If the Common Stock is listed for trading on a registered securities exchange, if required by Section 5(c)(iii), within two (2) Trading Days following the Payee’s delivery of the Conversion Notice, the Payee shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in form and substance reasonably acceptable to the Company in the case of its loss, theft or destruction).

i.                        On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit to the Payee and the Company's transfer agent (the “Transfer Agent”) by electronic mail an acknowledgment, in the form attached hereto and incorporated herein as Exhibit II, of confirmation of receipt of such Conversion Notice and representation as to whether the shares of Common Stock may then be resold pursuant to Rule 144 under the Securities Act or pursuant to an effective and available registration statement (each, an “Acknowledgement”) which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein.

ii.                        On or before the second (2nd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of the Conversion Shares issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall deliver to the Payee the shares of Common Stock issuable upon conversion of this Note and (1) provided that the Transfer Agent is participating in The Depository Trust Company's (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of shares of Common Stock to which the Payee shall be entitled pursuant to such conversion to the Payee's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in FAST, upon the request of the Payee, issue in the name of the Payee or its designee the number of shares of Common Stock to which the Payee shall be entitled pursuant to such conversion by book-entry on the books of the transfer agent. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record Payee or Payees of such shares of Common Stock on the Conversion Date.

iii.                        The shares of Common Stock issuable upon conversion of the Note shall be Registrable Securities as defined in the Registration Rights Agreement.

ii.                     Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the second Trading Date following the applicable Share Delivery Deadline (“Share Delivery Default Deadline”), either:

(I)	if the Transfer Agent is not participating in FAST, to issue to the Payee (or its designee) the number of shares of Common Stock to which the Payee is entitled and register such shares of Common Stock by book-entry on the Company's share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Payee or the Payee's designee with DTC for such number of shares of Common Stock to which the Payee is entitled upon the Payee's conversion of this Note (as the case may be); or

(II)	if the Registration Statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement, (x) so notify the Payee and (y) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which the Payee is entitled pursuant to such conversion to the Payee's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”);

then, in addition to all other remedies available to the Payee, the Payee, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 2(b)(ii) or otherwise.

In addition to the foregoing, if on or prior to the Share Delivery Deadline either:

(A)	if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Payee (or its designee) a certificate and register such Conversion Shares on the Company's share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Payee or the Payee's designee with DTC for the number of shares of Common Stock to which the Payee is entitled upon the Payee's conversion hereunder or pursuant to the Company's obligation pursuant to clause (II) below or

(B)	a Notice Failure occurs;

and if on or after such Share Delivery Deadline the Payee acquires (in an open market transaction, share loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Payee is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Payee, the Company shall, within three (3) Business Days after receipt of the Payee's request and in the Payee's discretion, either:

(I)	reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored (in which case such exercise shall be deemed rescinded), or

(II)	promptly honor its obligation to so issue and deliver to the Payee a certificate or certificates representing such shares of Common Stock or credit the balance account of such Payee or such Payee's designee, as applicable, with DTC for the number of shares of Common Stock to which the Payee is entitled upon the Payee's conversion hereunder (as the case may be) and pay cash to the Payee in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”).

Nothing shall limit the Payee's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Conversion Shares (or to electronically deliver such Conversion Shares) upon the conversion of this Note as required pursuant to the terms hereof.

iii.                    Registration; Book-Entry. The Company shall maintain a register (the ”Register”) for the recordation of the names and addresses of the Payees of each Note and the principal amount of the Note held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the Payees of the Note shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the Payee thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within three (3) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 5, following conversion of any portion of this Note in accordance with the terms hereof, the Payee shall not be required to physically surrender this Note to the Company unless (A) the full principal amount of this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 5(c)(i)) or (B) the Payee has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Payee and the Company shall maintain records showing the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Payee and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal and Interest converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within three (3) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.

iv.                    Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Payee of the Note for the same Conversion Date and the Company can convert some, but not all, of such portions of the Note submitted for conversion, the Company, subject to Section 5(d), shall convert from each Payee of the Note electing to have the Note converted on such date a pro rata amount of such Payee's portion of its Note submitted for conversion based on the principal amount of the Note submitted for conversion on such date by such Payee relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Payee in connection with a conversion of this Note, the Company shall issue to the Payee the number of shares of Common Stock not in dispute and resolve such dispute in accordance with the Purchase Agreement.

(d)                  Conversion Adjustments.

i.                       Share Dividends and Splits. If the Company, at any time while this Note is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on the Common Stock or any other equity or equity equivalent securities payable in Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon conversion of this Note shall be proportionately adjusted such that the aggregate Conversion Price of this Note remains unchanged. Any adjustment made pursuant to this Section 5(d)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

ii.                     Fundamental Transactions. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity, (ii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock or more than 50% or more of the voting power of the common equity of the Company, or (iii) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of Common Stock or any compulsory share exchange pursuant to which the Common Stock are effectively converted into or exchanged for other securities, cash or property, (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation on the conversion of this Note), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the ”Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock receivable upon conversion of this Note immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of this Note). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

6.                   Reserved.

7.                   Reserved.

8.                   Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)                Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note or any interest payment due pursuant to this Note within five (5) business days of the date specified above.

(b)               Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)                Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction with respect to Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

9.                   Remedies.

(a)                Upon the occurrence of an Event of Default specified in Section 8(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)               Upon the occurrence of an Event of Default specified in Section 8(b) or Section 8(c), the unpaid interest and principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

10.               Waivers. Maker waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

11.               Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

12.               Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered in accordance with Sections 10(a) and (b) of the Purchase Agreement.

13.               Construction. The provisions of Section 8.6 of the Purchase Agreement are incorporated by reference herein mutatis mutandis.

14.               Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.               Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

16.               Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) (other than pursuant to a Fundamental Transaction) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

COMPANY OR MAKER:

ATLASCLEAR HOLDINGS, INC.
a Delaware corporation

By:
Name:
Title:

[Signature page to Subordinated Convertible Promissory Note]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first set forth above.

PAYEE OR HOLDER:

HANIRE, LLC a Delaware limited liability company

By:
Name:	Michael Hanlon
Title:

[Signature page to Subordinated Convertible Promissory Note]

EXHIBIT I

FORM OF HOLDER CONVERSION NOTICE

To: AtlasClear Holdings, Inc.

Pursuant to Section 5(c)(1) of that certain Convertible Promissory Note dated as of January , 2025 (the “Note”), the undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof, below designated, and AtlasClear Holdings, Inc., or its successor, shall deliver Conversion Shares, together with a cash payment, if applicable, in lieu of delivering any fractional Issuer Common Stock, in accordance with the terms of this Note and accrued and unpaid interest on the converted principal amount of this Note to, but excluding, the Conversion Date, and directs that any consideration issuable and deliverable upon such conversion, and the portion of this Note representing any unconverted principal amount hereof, be issued and delivered to the Holder unless a different name has been indicated below.

Date:

Signature(s):

Signature Guarantee:

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17Ad-15 if Issuer Class A Ordinary Shares are to be issued, or the Note to be delivered, other than to and in the name of the registered Holder.

Fill in for registration of shares if to be issued, and Note if to be delivered, other than to the Holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address.

[continues on the following page]

Principal amount to be converted (if less than all):

Aggregate accrued and unpaid accumulated interest with respect to such portion of the Principal Amount being converted (to be paid to Payee in cash upon the next regular interest payment date):

Total amount of Conversion Shares:

Conversion Date:

NOTICE: The above signature(s) of the Holder hereof must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number:

Please issue the Conversion Shares into which the Note is being converted to Payee, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: ____________________________________________________
Print name of Registered Payee

By:
Name:
Title:

Tax ID No.:
E-mail address:

FORM OF ASSIGNMENT AND TRANSFER

For value received hereby, [assignor] sell(s), assign(s) and transfer(s) unto [assignee] [(please insert social security or Taxpayer Identification Number of assignee)] the within Note, and hereby irrevocably constitutes and appoints [attorney] to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned shall comply with the requirements of this Note applicable to such transfer and confirms that this Note is being transferred:

Pursuant to the registration statement that has become or been declared effective under the Securities Act, as amended; or

Pursuant to and in compliance with Rule 144 under the Securities Act, as amended; or

Pursuant to another available exemption from registration under the Securities Act, as amended.

Date:

Signature(s):

Signature Guarantee:

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17Ad-15 if Issuer Class A Ordinary Shares are to be issued, or the Note to be delivered, other than to and in the name of the registered Holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

Exhibit II

ACKNOWLEDGMENT

AtlasClear Holdings, Inc., a Delaware corporation (the “Company”) hereby (a) acknowledges this Conversion Notice, (b) certifies that _______ [Number to be filled in] shares of Common Stock [are][are not] eligible to be resold by the Payee either (i) pursuant to Rule 144 (subject to the Payee’s execution and delivery to the Company of a customary 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________________, 20___ from the Company and acknowledged and agreed to by ________________________.

ATLASCLEAR HOLDINGS, INC, a Delaware corporation

By:

Name:

Title: